Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated as of the 19th day of March, 2022 (the “Effective Date”), by and between Cimpress USA Incorporated, a Delaware corporation (“Sublandlord”), and Cogent Biosciences, Inc., a Delaware corporation (“Subtenant”).

R E C I T A L S

WHEREAS, pursuant to that certain Office Lease dated as of January 1, 2021 (the “Prime Lease”), by and between 275 Wyman LLC, a Delaware limited liability company (“Prime Landlord”), as landlord, and Sublandlord, as tenant, Sublandlord leases from Prime Landlord certain premises (the “Premises”) located in the building commonly known as 275 Wyman Street, Waltham, MA (the “Building”), which Premises contain approximately 30,642 rentable square feet of space, as more fully described in the Prime Lease; and

WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 17,749 rentable square feet, as identified and shown on Schedule 1 attached hereto (the “Subleased Premises”), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

A G R E E M E N T

NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficient of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

1.
Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.
2.
Term. The term of this Sublease (the “Sublease Term”) shall commence on the earlier of (i) the date that all of the Subtenant Improvements (as defined below) are substantially complete or (ii) June 1, 2022 (such earlier date, the “Sublease Commencement Date”), and shall expire on September 30, 2026 (the “Sublease Expiration Date”), unless sooner terminated in accordance with the provisions of this Sublease.
3.
Delivery; Condition. Subtenant has inspected the Subleased Premises and agrees, subject to the terms of this Sublease, (a) to accept possession of the Subleased Premises in its “as is, where as” condition; (b) that Sublandlord has not made any representations and warranties with respect to the Subleased Premises, the Building or the Hobbs Brook Office Park; and (c) except as expressly set forth herein, Sublandlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Subleased Premises in connection with or relating to Subtenant’s use and occupancy of the Subleased Premises. Sublandlord, at its sole cost and expense, shall perform the work set forth on Schedule 2 (such work, the “Sublandlord’s Work”) in compliance with all applicable laws, and deliver the Subleased Premises in broom clean condition with all of Sublandlord’s personal property removed other than the Furniture (as hereinafter defined). Sublandlord shall substantially complete Sublandlord's Work by May 31, 2022 ("Sublandlord’s Work Completion Date"). Subject to Section 5 hereof, Sublandlord shall not deliver, and Subtenant shall not accept, possession of the Subleased Premises unless and until Prime Landlord’s Consent (defined below) has been obtained and the Sublandlord’s Work has been substantially completed. Sublandlord represents to Subtenant that, as of the Effective Date, Sublandlord has not received written notice from any governmental authority regarding a violation of applicable law with respect to the Subleased Premises.
4.
Furniture. The Subleased Premises shall be delivered with the furniture, fixtures and equipment listed on Schedule 3 attached hereto (the “Furniture”), which shall be available for Subtenant’s exclusive use during the Sublease Term and shall be conveyed to Subtenant on the Sublease Expiration Date for the sum of $1.00. The Furniture shall be delivered in its “as is, where as” condition and with all faults and without representation or warranty of any kind. Sublandlord shall have no obligation or liability with respect to the Furniture. Subtenant shall be solely responsible for such Furniture (including, without limitation, for insurance, safety and maintenance). At the expiration or earlier termination of the Sublease Term, Subtenant shall remove all of the Furniture and repair any damage caused by such removal. Prior to the Sublease Commencement Date, Sublandlord shall remove from the Subleased Premises, at Sublandlord’s sole cost and expense, all furniture, fixtures and equipment that do not constitute Furniture hereunder.
5.
Early Access. Effective immediately after the Prime Landlord’s Consent has been obtained, Subtenant shall have access to the Subleased Premises for the limited purpose of constructing its alterations and improvements and installing its telecommunications, furniture and other business equipment in accordance and subject to the terms of this Sublease and the Prime Lease (including, without limitation, the provisions relating to alterations). All alterations and improvements performed by Subtenant shall be done in a good and workmanlike manner and in compliance with this Sublease, the Prime Lease, and all applicable laws. In no event shall such early access interfere with the preparation or performance of Sublandlord’s Work, and in the event of any conflict, Sublandlord’s Work shall take precedence. Such early access shall be at Subtenant’s sole risk and expense. Commencing on the first day of such early access, Subtenant agrees that all terms and provisions of this Sublease shall be in full force and effect, except that Subtenant shall have no obligation to pay Rent (as defined below) during such early access period; provided, however, Subtenant shall be responsible for the payment of all utilities during such period (with electricity being allocated in accordance with Section 8 of this Sublease). Subtenant agrees to indemnify and hold harmless Sublandlord for any damage or personal injury to the extent caused by Subtenant or its agents as a result of Subtenant’s entry into the Subleased Premises prior to the Sublease Commencement Date. Subtenant shall deliver to Sublandlord evidence of the insurance required to be maintained by Subtenant pursuant to this Sublease prior to Subtenant’s entry into the Subleased Premises.
6.
Base Rent. The first month’s Base Rent shall be due and payable on delivery of an executed copy of this Sublease to Sublandlord. Commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord in advance, without demand, abatement, deduction or set-off, monthly installments of base rent in the amounts set forth below (the “Base Rent”) on or before the first of each calendar month during the Sublease Term hereof, in lawful money of the United States of America, at the office of Sublandlord designated by Sublandlord, or to such other person or at such other place as Sublandlord may designate from time to time, or via federally insured wire transfer (including ACH) pursuant to wire instructions provided by Sublandlord:

Months of Lease Term	Monthly Installment of Base Rent	Annual Base Rent	Annual Rental Rate per Rentable Square Foot
1 - 12	$62,861.04	$754,332.50	$42.50
13 - 24	$64,340.13	$772,081.50	$43.50
25 - 36	$65,819.21	$789,830.50	$44.50
37 - 48	$67,298.29	$807,579.50	$45.50
49 – Sublease Expiration Date	$68,777.38	$825,328.50	$46.50

Base Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. The obligation of Subtenant to pay Base Rent and other sums to Sublandlord and the obligations of Sublandlord under this Sublease are independent obligations. Subtenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined below) due hereunder except for any abatement as may be expressly provided in this Sublease.

7.
Additional Rent. Subtenant acknowledges that pursuant to Section 2.6 of the Prime Lease, Sublandlord is obligated to pay Prime Landlord additional rent on account of Landlord’s Operating Expenses and Landlord’s Taxes. Commencing on January 1, 2023, Subtenant shall pay to Sublandlord with its monthly payment of Base Rent, as additional rent, 57.92% (“Subtenant's Share”) of any increases in Landlord’s Taxes and Landlord’s Operating Expenses charged to Sublandlord over and above the 2022 calendar year (i.e. January 1, 2022 – December 31, 2022) (collectively, the “Subtenant Additional Rent”). Subtenant acknowledges that pursuant to the Prime Lease, Prime Landlord may extrapolate components of Landlord’s Operating Expenses and Landlord’s Taxes to reflect one hundred (100%) occupancy. Such Subtenant Additional Rent shall be payable in monthly installments in amounts reasonably estimated from time to time based on the estimate of Landlord’s Taxes and Landlord’s Operating Expenses for the period in question provided by Prime Landlord to Sublandlord pursuant to Section 2.6. Sublandlord and Subtenant shall annually reconcile such estimated amounts against the annual statements and related documentation received from Prime Landlord pursuant to Section 2.6 of the Prime Lease. Subtenant Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis. In addition, Subtenant shall pay to Sublandlord any sums of money which are or may become payable by Sublandlord under the Prime Lease, to the extent attributable to the Subleased Premises or Subtenant’s use of the Subleased Premises during the Sublease Term (including additional building services requested by Subtenant), or which are payable to Prime Landlord by reason of any act or omission of Subtenant. Base Rent, Subtenant Additional Rent, and all other amounts which are or may become payable to Sublandlord pursuant to this terms of this Sublease are collectively referred to as “Rent.”
8.
Utilities and Services. Subtenant shall pay to Sublandlord 57.92% of all electricity consumed in the Premises within thirty (30) days after Sublandlord’s demand therefor. Notwithstanding the foregoing, in the event that Sublandlord does not occupy the balance of its Premises (after giving effect to this Sublease) or Subtenant does not occupy the Subleased Premises, then Sublandlord shall equitably and reasonably allocate the cost of electricity consumed within the Premises to reflect the actual usage attributable to the Subleased Premises and the balance of the Premises (after giving effect to this Sublease), and Subtenant shall pay to Sublandlord such amount with thirty (30) days after Sublandlord’s demand therefor. In the event that Sublandlord sublets the balance of the Premises (or a portion thereof) and such subtenant has a specialized use that consumes above typical electricity, then Sublandlord shall install a sub-meter in the Subleased Premises (so long as the same is permitted by the terms of the Prime Lease) and only charge Subtenant for electricity consumed in the Subleased Premises according to such sub-meter. If Sublandlord is required to pay to Prime Landlord Additional Rent on account of Subtenant’s use of heat and air conditioning services beyond the Hours of Operations or any other additional, excessive, or supplemental services, then Subtenant shall reimburse Sublandlord within thirty (30) days after Sublandlord’s demand therefor.
9.
Adjustments. Sublandlord and Subtenant shall apportion liability as of the Sublease Commencement Date for the payment of Additional Rent and any other additional rent payable to Prime Landlord under the Prime Lease and for the payment of bills for utilities and other operating costs paid directly by the tenant of the Subleased Premises, such apportionments to be determined by Sublandlord in an equitable manner. If any payment, expense or other prorations cannot conclusively be determined as of the Sublease Commencement Date, then the same shall be adjusted on the Sublease Commencement Date based upon the most recently issued bills and shall be readjusted as promptly as possible after the issuance of a final bill.
10.
Use. The Subleased Premises shall be used for the Permitted Uses and for no other use.
11.
Alterations. Subtenant’s rights and obligations in connection with any alterations, additions, improvements (collectively, “Subtenant Improvements”) shall be governed by Section 5.9 of the Prime Lease, which, to the extent applicable to the Subleased Premises, is incorporated herein by reference as if set out in full herein. Notwithstanding anything to the contrary contained herein or Section 5.9 of the Prime Lease, any Subtenant Improvements consented to by Sublandlord and Prime Landlord shall be performed by Subtenant, at Subtenant’s sole cost and expense, in compliance with the following requirements:
A.
Subtenant shall make no Subtenant Improvements without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed if Prime Landlord consents to such improvements. Sublandlord may condition its consent on Subtenant agreeing to remove such Subtenant Improvements(s) at the expiration of the Sublease Term if Prime Landlord requires removal of the same pursuant to the Prime Lease;

B.
Subtenant, at its sole expense, shall comply with all of the provisions of this Sublease and the Prime Lease pertaining to the making of Subtenant Improvements, including, without limiting the generality of the foregoing, the provisions requiring the prior written consent of Prime Landlord before any Subtenant Improvements may be made in or about the Subleased Premises;
C.
Subtenant shall submit to Sublandlord for its and Prime Landlord’s prior written approval all plans and specifications for such proposed Subtenant Improvements, together with the name of the proposed contractor and all proposed subcontractors, and all other documentation required to be submitted by Sublandlord and Prime Landlord under the Prime Lease in respect of such Subtenant Improvements. Upon completion of such Subtenant Improvements, Subtenant shall provide Sublandlord and Prime Landlord each with “as-built” drawings of the Subtenant Improvements;
D.
Subtenant shall furnish Sublandlord with certificates of insurance as shall be reasonably satisfactory to Sublandlord as to coverage and insurer (who shall be licensed to do business in the Commonwealth of Massachusetts), including, but not limited to, liability, property damage, and workers’ compensation insurance to protect Sublandlord, Prime Landlord, their agents, employees, successors and assigns and Subtenant during the period of the performance of such Subtenant Improvements;
E.
All such Subtenant Improvements and restoration obligations of Subtenant hereunder shall be performed in a good and workmanlike manner and in compliance with all applicable legal requirements, terms and conditions of this Sublease and with all requirements of any insurance policies affecting the Subleased Premises or the Building;
F.
Subtenant, at its sole expense, shall obtain all municipal and other governmental licenses, permits, authorizations, approvals and certificates required in connection with such Subtenant Improvements;
G.
At the end of the Sublease Term, Subtenant shall be required to be remove all Subtenant Improvements that Prime Landlord has directed Subtenant to remove when Subtenant requested consent for such Subtenant Improvement (other than the following types of Subtenant Improvements, to the extent applicable, which Subtenant shall always be required to remove unless Prime Landlord waives in writing such removal requirement: cabling and all fixtures and equipment that connect to any water supply such as dishwashers, hot water tanks, supplemental cooling equipment, etc.), and the condition of the Subleased Premises shall be restored in a good and workmanlike manner to the condition that existed at the Subleased Premises prior to the date that such Subtenant Improvements that are required to be removed were made. If any Subtenant Improvements are required to be removed at the end of the Sublease Term, then Sublandlord, at its option, may require Subtenant to post additional security for Subtenant’s restoration obligations under this Sublease, such additional security not to exceed 50% of the anticipated restoration cost (as reasonably estimated by Sublandlord).
H.
Notwithstanding anything to the contrary contained in this Sublease, any Subtenant Improvements or restoration work permitted or required under this Sublease shall only be performed by contractors approved in advance by Prime Landlord (in accordance with the terms of the Prime Lease) and Sublandlord (such approval not to be unreasonably withheld, delayed or conditioned).
I.
Subtenant shall be responsible for the payment of any Oversight Fees with respect to any Subtenant Improvements made in accordance with the provisions of this Sublease.
12.
Expiration.
A.
On or before the Sublease Expiration Date or any earlier termination of this Sublease, Subtenant shall remove from the Subleased Premises at its sole expense (i) all of its personal property (including, without limitation, (a) the Furniture and (b) any cabling and wiring installed by Subtenant or that are a part of the Furniture), (ii) any alterations, additions, or improvements that Subtenant has made to the Subleased Premises during the Sublease Term or during any period of early access (including, any Subtenant Improvements) that Prime Landlord has directed Subtenant to remove when Subtenant requested consent for such alteration, addition or improvement (other than the following types of Subtenant Improvements, to the extent applicable, which Subtenant shall always be required to remove unless Prime Landlord waives in writing such removal requirement: cabling and all fixtures and equipment that connect to any water supply such as dishwashers, hot water tanks, supplemental cooling equipment, etc.), and (iii) any approved signage. Except as set forth in the immediately preceding sentence, Subtenant shall not be required to remove any alterations or improvements to the Subleased Premises that were made prior to the Sublease Commencement Date, including, without limitation, Sublandlord’s Work, and Subtenant shall not be required to remedy any conditions that existed prior to the Sublease Commencement Date (unless caused directly or indirectly by Subtenant during any period of early access). Upon the removal of items to be removed pursuant to the terms hereof, Subtenant shall, at its sole cost and expense, promptly repair and restore the Subleased Premises to the condition existing prior to the placement or installation of such items, and repair any damage to the Subleased Premises and or the Building related to such removals, so as to restore the Subleased Premises to the condition required under Section 12(B) hereof. All property permitted or required to be removed by Subtenant upon the Sublease Expiration Date or sooner termination of this Sublease remaining on the Subleased Premises after such Sublease Expiration Date or sooner termination shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord’s property or may be removed from the Subleased Premises by Sublandlord, at Subtenant’s expense. Any such expenses (including, without limitation, any costs incurred by Subtenant from Prime Landlord) shall be paid by Subtenant to Sublandlord upon demand therefor, and shall be deemed rent collectible by Sublandlord in the same manner and with the same remedies as though such sums constituted Base Rent or Additional Rent reserved hereunder. Subtenant’s obligation to observe or perform this covenant shall survive the Sublease Expiration Date or earlier termination of this Sublease. Subtenant acknowledges that Sublandlord may be required to remove the demising wall that separates the Subleased Premises from the remaining balance of the Premises leased by Sublandlord prior to the expiration of the Sublease Term. Subtenant agrees that Sublandlord shall have access to the Subleased Premises during the last forty-five (45) days of the Sublease Term in order to perform any removal and restoration obligations (including, without limitation the removal the demising wall and any other portions of Sublandlord’s Work) as determined by Sublandlord, in Sublandlord’s sole and absolute discretion (such removal and restoration work, “Sublandlord’s Restoration Work”). In connection with Sublandlord’s Restoration Work, Sublandlord may access the Subleased Premises as necessary in order to perform the Sublandlord’s Restoration Work, and Subtenant shall not be entitled to any abatement, offset or reduction of Rent or any other claim on account of the performance of such removal work; provided that Sublandlord shall use commercially reasonable efforts to minimize interference with Subtenant’s business operations within the Subleased Premises.
B.
Upon the Expiration Date or the earlier termination of this Sublease, Subtenant shall quit and surrender the Subleased Premises to Subtenant, broom clean, vacant, in good order and condition, reasonable wear and tear, damage by fire or other casualty excepted, having removed, at its sole cost and expense, all of the items required to be removed pursuant to Section 12(A) hereof. Other than notices provided for in this Sublease or the Prime Lease, Subtenant, on its own behalf and on behalf of all persons claiming through or under Subtenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Subtenant and all such persons might otherwise have under any present or future law to the service of any notice to quit or of Sublandlord’s intention to re-enter, which notice may otherwise be required to be given. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense, or liability resulting from the failure of, or the delay by, Subtenant in so surrendering the Subleased Premises in accordance with the provisions of this Sublease on or before the Sublease Expiration Date or earlier termination of this Sublease.
13.
Prime Lease. Sublandlord represents to Subtenant that Schedule 4 attached hereto is a correct and complete copy of the Prime Lease (as redacted by Sublandlord), and that to Sublandlord’s knowledge, as of the Effective Date, there are no uncured defaults on the part of Prime Landlord or Sublandlord thereunder and there is no event or condition that would constitute a default thereunder after notice or passage of time or both. Subtenant agrees that it will do nothing in, on or about the Subleased Premises, the Building or the Hobbs Brook Office Park which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except for the following provisions, this Sublease shall be subject to and on all of the terms, provisions, covenants and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:
A.
The defined economic terms for “Base Rent” and the like are inapplicable;
B.
The second paragraph of Section 2.2 (relating to IT Space) and Exhibit A-1 (“IT Space”) are inapplicable;
C.
Section 2.4(a) of the Prime Lease (relating to term) is inapplicable;

D.
Section 2.6 of the Prime Lease (relating to additional rent) are applicable, as modified by the provisions of Paragraph 7 of this Sublease;
E.
Section 2.6.5 of the Prime Lease (relating to audit) is inapplicable;
F.
Section 4.1.4 of the Prime Lease (captioned “Furniture, Fixtures and Equipment”) and all references to “FF&E” are inapplicable;
G.
Section 5.12 of the Prime Lease (captioned “Signs”) is inapplicable;
H.
Section 7.1(b) (relating to defaults under the “Termination Agreement”) is inapplicable;
I.
Section 8.3 of the Prime Lease (captioned “Notice”) is inapplicable;
J.
Section 8.6 of the Prime Lease (captioned “Brokerage”) is inapplicable;
K.
Section 8.21 of the Prime Lease (captioned “Guaranty”), Exhibit F (“Guaranty”), and all references to “Guaranty” or “Guarantor” are inapplicable;
L.
Section 9.1 of the Prime Lease (captioned “Landlord’s Liability”) is inapplicable as between Sublandlord and Subtenant;
M.
Any redacted clauses in the Prime Lease (not otherwise addressed above) are inapplicable; and
N.
Where appropriate, references to the "Prime Lease" herein shall be deemed to mean the Prime Lease as incorporated herein, “Premises” in the Prime Lease shall be deemed to mean “Subleased Premises” hereunder, references to “Landlord” in the Prime Lease shall be deemed to mean “Sublandlord” hereunder, references to “Tenant” in the Prime Lease shall be deemed to mean “Subtenant” hereunder, and references to “Term” in the Prime Lease shall be deemed to mean “Sublease Term” hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord. In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of Prime Landlord. In the event of a conflict between the provision of this Sublease and the provisions of the Prime Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.
14.
Termination of the Prime Lease. If for any reason the term of the Prime Lease is terminated prior to the Sublease Expiration Date, then this Sublease shall thereupon terminate. Notwithstanding any provision of this Sublease to the contrary, Sublandlord shall not voluntarily terminate the Prime Lease with respect to the Subleased Premises (other than through the exercise of Sublandlord’s legal and/or contractual rights to terminate the Prime Lease on account of a default by Landlord of its obligations under the Prime Lease or through the exercise of its existing Prime Lease rights in connection with fire, casualty, or condemnation) unless Sublandlord makes arrangements with Prime Landlord under which Prime Landlord agrees to recognize all of Subtenant’s rights under this Sublease.
15.
Covenants. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). Subtenant covenants to Sublandlord that it shall not do or authorize to be do anything which would violate the terms of the Prime Lease or this Sublease. If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant’s assumption of Sublandlord’s obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by the first to occur of (a) one‑half (½) of the period specified in the Prime Lease for curing such default, or (b) five (5) days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease. Sublandlord covenants to Subtenant that it shall not do or authorize to be done anything which would violate the terms of the Prime Lease resulting in a forfeiture or termination of the Prime Lease.
16.
Prime Lease Enforcement Covenants. At Subtenant’s request and Subtenant’s sole cost and expense, Sublandlord will use commercially reasonable efforts to enforce on behalf of Subtenant Sublandlord’s rights under the Prime Lease; provided that nothing herein shall obligate Sublandlord to commence any suit or other proceeding to enforce the obligations of Prime Landlord under the Prime Lease or take any other enforcement action against Prime Landlord. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.
17.
Indemnification. Subtenant shall indemnify Sublandlord, Prime Landlord, and Prime Landlord’s managing agent (collectively, the “Indemnified Parties”) and hold the Indemnified Parties harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, to the extent arising out of or in connection with Subtenant’s use and possession of the Subleased Premises, or arising out of the failure of Subtenant or Subtenant’s agents, contractors, employees, or invitees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, to the extent arising out of the failure of Sublandlord or Sublandlord’s agents, contractors, employees, or invitees to perform any covenant, term or condition of this

Sublease. Subtenant’s and Sublandlord’s obligations under this Section 17 shall survive the expiration or earlier termination of this Sublease.
18.
Assignment and Subletting. Notwithstanding anything in the Prime Lease to the contrary, Subtenant shall not assign (by operation of law or otherwise), transfer (whether directly or indirectly), pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of any portion the Subleased Premises, in whole or in part, or permit the Subleased Premises or any part thereof to be occupied or used by any person or entity other than the Subtenant, without the prior written consent of Sublandlord, which may be withheld or conditioned by Sublandlord in Sublandlord’s reasonable discretion. No such sublease or assignment shall be effective without the consent of Prime Landlord under the Prime Lease. If Sublandlord and Prime Landlord consent to any such assignment or subletting, Subtenant shall remain fully and primarily liable to Sublandlord, in all respects, under the Sublease. Sublandlord shall not exercise any recapture right with respect to any proposed assignment or sublease (however, Prime Landlord may exercise any recapture right that it may have pursuant to the Prime Lease).
19.
Brokers. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease except Cushman & Wakefield and Colliers (the “Broker”), and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Sublandlord shall be responsible for the payment of a commission to Broker in connection with this Sublease pursuant to a separate written agreement.
20.
Parking. Subtenant shall be entitled to the use of parking spaces in the same proportion as allocated to Sublandlord under the Prime Lease (i.e. 3.5 non-reserved parking spaces per 1,000 rentable square feet of the Subleased Premises). Subtenant acknowledges that such spaces are on a non-exclusive first come, first serve basis and that Sublandlord has no obligation with respect to such parking spaces.
21.
Amenities. For so long as the same are made available for use by Sublandlord, Subtenant and its employees shall have the right to use the cafeteria and fitness center (the “Fitness Center”) on the same terms and conditions as are applicable to Sublandlord under the Prime Lease. As a condition for Subtenant’s and its employees use of the Fitness Center, Subtenant shall require all users to execute such waiver forms as may be required by the Prime Landlord or the operator of the Fitness Center, and Subtenant shall indemnify and hold harmless Sublandlord and Prime Landlord from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, to the extent arising out of or in connection with the use of the Fitness Center by Subtenant or its employees.
22.
Security Deposit. Concurrent with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord a cash security deposit in the amount of Three Hundred Seventy-Five Thousand Eight Hundred Forty-Nine Dollars ($375,849) (the “Security Deposit XE "Security Deposit" ”). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rent,

Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) business days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a default under this Sublease. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Subtenant within sixty (60) days following the expiration of the Sublease Term. Subtenant shall not be entitled to any interest on the Security Deposit. Subtenant hereby waives all provisions of law, now or hereafter in force, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Subleased Premises, it being agreed that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant or any officer, employee, agent or invitee of Subtenant. In the event of bankruptcy or other debtor-creditor proceedings against Subtenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublandlord for all periods prior to the filing of such proceedings. Sublandlord may, at its discretion, commingle the Security Deposit with its other funds. The Security Deposit shall not operate as a limitation on any recovery to which Sublandlord may be entitled.
23.
Signage. Subject to Prime Landlord’s consent, Subtenant shall be entitled to Building standard signage at the entry doors to the Subleased Premises and in the Building lobby. Subtenant shall be responsible for all costs incurred in connection with any signage. No sign, name, placard, advertisement or notice visible from the exterior of the Subleased Premises shall be inscribed, painted or affixed by Subtenant on any part of the Building without the prior written approval of Prime Landlord. All signs or letterings on doors, or otherwise, approved by Prime Landlord, shall be inscribed, painted or affixed by a person reasonably approved by Prime Landlord and at the sole cost and expense of Subtenant.
24.
Miscellaneous.
A.
Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument. Any signature to this Sublease transmitted via email (or other electronic means) shall be deemed an original signature and be binding upon the parties hereto.
B.
Notices. All notices, demands, requests or other communications (collectively, “notices”) required to be given or which may be given under this Sublease shall be in writing and shall be sent by (a) national overnight delivery service with proof of delivery, (b) personal delivery, or (c) email transmission (with a copy sent by a national overnight delivery service), in each case sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of email transmission, as of the date of the transmission provided that such transmission is received by the intended addressee prior to 5:00 P.M. Boston, Massachusetts local time (and any transmission received from and after 5:00 P.M. Boston, Massachusetts local time, shall be deemed received on the next business day). Notices may be given by an agent on behalf of Sublandlord or Subtenant. Unless changed in accordance with this Section 24(B), the addresses for notices given pursuant to this Sublease shall be as follows:

Sublandlord’s Notice Address:

Cimpress USA Incorporated

275 Wyman Street

Waltham, MA 02451

Attention: Matthew Walsh, SVP, General Counsel

Email: mwalsh@cimpress.com

Subtenant’s Notice Address:

Cogent Biosciences, Inc.

200 Cambridge Park Drive, Suite 2500

Cambridge, MA 02140

Attention: John Green, Chief Financial Officer, and

Evan D. Kearns, Chief Legal Officer

Email: john.green@cogentbio.com; Evan.Kearns@cogentbio.com

C.
Estoppel Certificates. At any time and from time to time within fifteen (15) days after a written request from Sublandlord, Subtenant shall execute, acknowledge and deliver to the Sublandlord a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, and stating such modifications, (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, (iii) that to Subtenant’s knowledge, no defaults exist under this Sublease or, if any defaults do exist, specifying the nature of each such default, and (iv) as to such other matters pertaining to the terms of this Sublease as Sublandlord may reasonably request, including matters similar to those for which Sublandlord is required to deliver to Prime Landlord an estoppel certificate pursuant to the Prime Lease.
D.
No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.
E.
Memorandum of Sublease. Subtenant shall not record this Sublease or any memorandum hereof.

F.
Governing Law. This Sublease shall be governed by and construed under the internal laws of the Commonwealth of Massachusetts, and all obligations of the parties hereto created hereunder shall be performable in the Commonwealth of Massachusetts.
G.
Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.
H.
Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.
I.
Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.
J.
Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.
K.
Notice of Default. Sublandlord and Subtenant each agree to use reasonable efforts, within five (5) business days after receiving any notice from Prime Landlord or mortgagee under the Prime Lease relating to performance of Sublandlord’s or Subtenant’s obligations under the Prime Lease, to send a copy of said notice and relevant information to the other at the above address, or to any other address Sublandlord or Subtenant from time to time may designate, such notice to be sent in accordance with the provisions of this Sublease.
L.
No Offer. The submission of this Sublease is not an offer to lease the Subleased Premises, or an agreement by Sublandlord to reserve the Subleased Premises for Subtenant. Sublandlord shall not be bound to Subtenant until Subtenant has duly executed and delivered an original Sublease to Sublandlord, Sublandlord has duly executed and delivered an original Sublease to Subtenant, and the Prime Landlord’s Consent has been received.
M.
Authority. Subtenant represents and warrants to Sublandlord that Subtenant and each person signing on Subtenant’s behalf is duly authorized to execute and deliver this Sublease and that Subtenant is a duly organized corporation, limited liability company, association or partnership under the laws of the state of its incorporation or formation, is qualified to do business in the jurisdiction in which the Subleased Premises is located, is in good standing under the laws of the state of its incorporation or formation and the laws of the jurisdiction in which the Subleased Premises is located, has the power and authority to enter into this Sublease, and that all corporate or partnership action requisite to authorize Subtenant to enter into this Sublease has been duly taken.

25.
Prime Landlord Consent. This Sublease is conditioned upon procuring the consent of Prime Landlord to this Sublease in accordance with the Prime Lease (the “Consent”), and Sublandlord and Subtenant shall cooperate with each other in seeking Prime Landlord’s Consent. Sublandlord shall be responsible for any fees charged by Prime Landlord in connection with obtaining the Consent. If the Prime Landlord’s Consent is not obtained to this Sublease within thirty (30) days of the mutual execution and delivery of this Sublease, then either Sublandlord or Subtenant may terminate this Sublease by giving the other party written notice thereof prior to the date that the Consent is received; provided however, this Sublease will terminate automatically upon the date that Prime Landlord delivers written notice to Sublandlord or Subtenant that Prime Landlord’s Consent will not be given. If this Sublease is so terminated: (i) all amounts previously paid by either party to the other on account of this Sublease shall be returned; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated.

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IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the Effective Date.

SUBLANDLORD:

Cimpress USA Incorporated,

a Delaware corporation

By: _/s/ Sean Quinn___________________

Name: Sean Quinn

Title: EVP CFO

SUBTENANT:

Cogent Biosciences, Inc.,

a Delaware corporation

By: _/s/ Evan D. Kearns_______________

Name: Evan D. Kearns

Title: Chief Legal Officer